                                                                   EXHIBIT 10.38

                    CHASE CORPORATION DEFERRED PAYMENT PLANS
                                 TRUST AGREEMENT

     This TRUST AGREEMENT (hereinafter called the "Agreement") is made by and among CHASE CORPORATION (hereinafter called the "Company") certain of whose employees and directors may from time to time participate in certain plans providing for deferred compensation, and George M. Hughes of Newton, Massachusetts as trustee (hereinafter in such capacity called the "Trustee ").

                                   WITNESSETH

     WHEREAS, the Company has established and maintains a Supplemental Pension and Savings Plan (hereinafter called the "Plan") which provides certain executives of the Company (hereinafter called singly a "Participant" and collectively the "Participants") with retirement benefits;

     WHEREAS, the Company desires to establish a trust and to transfer amounts thereto that shall be held, subject to the claims of the Company's creditors in the event of its insolvency, to provide for the payment of the compensation and benefits due under the Plan;

     WHEREAS, the Trustee is willing to act as trustee of this trust under the terms and conditions of this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Trustee hereby agree as follows:

                                    ARTICLE I

                           ESTABLISHMENT OF TRUST FUND

     1.1 ESTABLISHMENT OF TRUST FUND. The Company hereby establishes with the Trustee a trust consisting of an initial sum of $100 together with such sums of money and other property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee by the Company, investments, reinvestments and proceeds thereof and earnings thereon, which, less the payments made by the Trustee, as authorized herein, are referred to herein as the Trust Fund.

     1.2 ACCEPTANCE OF TRUST. The Trustee accepts the trust created hereunder and agrees to hold, invest, reinvest, manage and administer the Trust Fund in accordance with the terms of this Agreement.

     1.3 STATUS AS GRANTOR TRUST. The trust is intended to be a grantor trust of which the Company is treated as the owner under Section 671 of the Internal Revenue Code of 1986, as it may be amended from time to time, and shall be construed accordingly. The purpose of the trust is to assure that if the Company fails to provide benefits to Participants pursuant to the terms of the Plan, the Company's obligations to provide such benefits are fulfilled.

     1.4 DELIVERY OF PLAN. The Company has delivered to the Trustee a copy of the Plan as currently in effect. If at any time any of the provisions of a Plan are amended, the Company shall deliver a copy of the instrument amending the Plan to the Trustee.

                                   ARTICLE II

                           CONTRIBUTIONS TO TRUST FUND

     2.1 DISCRETIONARY CONTRIBUTIONS. The Company may at any time and from time to time make deposits of cash or other property with the Trustee to augment the principal of the trust, and the Trustee shall hold, administer and dispose of such deposits as provided in this Agreement.

     2.2 IDENTIFICATION OF CONTRIBUTIONS. With respect to each contribution, the amount being contributed under the Plan and the amount of such contribution attributable to the benefit of each Participant under the Plan shall be identified within a reasonable time after the contribution is made.

     2.3 MAINTENANCE OF SEPARATE ACCOUNTS. The Trustee shall keep such records and maintain such books and accounts as shall at all times be sufficient to indicate, for accounting purposes, the proportionate part of the Trust Fund that is held on behalf of each Participant under the Plan. For this purpose only, the Trustee shall maintain separate bookkeeping accounts for each Participant and shall credit thereto all contributions made by the Company to fund benefits payable to such Participant and shall charge thereto all payments made to or for the account of such Participant. The Trustee may hold the Trust Fund as a single fund and may invest and reinvest the commingled assets and receive the income and proceeds thereof and make payments therefrom, all without regard to the source of any part of the commingled assets. No Participant shall have any preferred claim on, or any beneficial ownership interest in, any account maintained by the Trustee or in any assets of the trust before such assets are paid to the Participant as benefits under Article III.

     2.4 CHANGE IN CONTROL DEFINITION. For purposes of this Agreement, a Change in Control shall mean

          (a) any transaction or series of transactions, as a result of which any "person" (as defined in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) is or becomes a "beneficial owner" (as defined in Rule 13d3 under such act) directly or indirectly, of the Company securities representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that a Change in Control shall not be deemed to have occurred solely because of the acquisition of the Company's securities by (i) one or more employee benefit plans established for the benefit of the employees of any Company; or (ii) any person when such acquisition (A) is effected primarily to prevent the Company from being declared insolvent and (B) is approved by the Board of Directors of the Company, Inc. (the" Board "); or

          (b) the change, during any period of two consecutive years, in a majority of the individuals who, at the beginning of such period, constituted the Board, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least a majority of the directors then still in office who were in office at the beginning of the period; or

          (c) the approval by the Company's stockholders of a merger, consolidation, liquidation, dissolution, sale of all or substantially all of the Company's assets or similar transaction that would result in less than fifty percent (50%) of the members of the board of directors of the surviving entity having been nominated by the Company (or otherwise constituting the Company representatives).

     2.5 CONTRIBUTIONS UPON CHANGE IN CONTROL. In the event the Board determines there has been a Change in Control, the Company shall calculate for each Participant under the Plan the amount necessary to fully fund benefits payable under the Plan. For benefits payable under the Plan, the amount needed to fully fund the benefits shall be the actuarial equivalent present value of the payments to which the Participant would be entitled under the Plan assuming that the Participant has satisfied any conditions that give rise to the obligation of the Company to pay such amounts to the Participant under the Plan, using the actuarial factors applicable for the determination of benefits under the Company's Retirement Plan on the date of determination. The Company shall then promptly contribute to the Trustee an amount equal to the excess, if any, of the amount needed to fully fund the benefits for Participants for whom it has an obligation to make payments under the Plan over the fair market value of the assets then held by the Trustee and allocated to fund the payment of benefits to such Participants under the Plan, plus such additional amounts as may be needed to pay the anticipated expenses of the trust. The Company shall recalculate the amount needed to fully fund the benefits every six months from the date of the Change in Control. If the amount so calculated exceeds the fair market value of the assets then held in trust, the Company shall promptly (and in no event later than 30 days from the date of such six-month recalculation date) contribute to the Trustee an amount equal to such excess.

                                   ARTICLE III

                            PAYMENTS TO PARTICIPANTS

     3.1 PAYMENTS WHILE SOLVENT. Subject to the availability of the assets in the trust and provided the Company obligated to make such payment is not then "insolvent" (as hereinafter defined), the Trustee shall make all payments to Participants as they fall due in accordance with the Plan, if and to the extent the amount allocated to the Participant's account is sufficient therefor. All payments to Participants shall be made in cash. If the amount allocated to a Participant's account is not sufficient to make all payments required to be made to the Participant pursuant to the Plan, the Company that has the obligation to make payments under the Plan shall make the balance of such payments as they fall due.

     3.2 DEFINITION OF INSOLVENCY. The Company shall be deemed to be "insolvent" for purposes of this

Agreement upon the occurrence of any of the following:

          (a)  the Company is unable to pay its debts as they mature; or

          (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or any similar law of any state.

     3.3 PAYMENTS WHILE INSOLVENT. At all times during the continuance of the trust, the principal and income attributable to amounts contributed by the Company shall be subject to claims of general creditors of the Company, but only to the extent hereinafter set forth. If at any time the Trustee has actual knowledge that the Company is insolvent, the Trustee shall deliver any undistributed principal and income in the trust allocated to fund the payment of benefits to Participants for whom it has an obligation to make payments under a Plan to satisfy such claims as a court of competent jurisdiction may direct. The board and the chief executive officer of the Company shall inform the Trustee of the Company's insolvency as soon as practicable after either of them knows of the Company's insolvency. If the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become insolvent, the Trustee shall independently determine, within 30 days after receipt of such writing, whether the Company is insolvent. Pending such determination, the Trustee shall discontinue payments to Participants. The Trustee shall have no duty to inquire whether the Company is insolvent unless the Trustee has actual knowledge of [acts indicating that the Company may be insolvent or has received an allegation of insolvency as provided in this section. The Trustee may in all events rely on such evidence concerning the Company's solvency that in the opinion o[ the Trustee provides a reasonable basis [or making a determination concerning the Company's solvency. Nothing in this Agreement shall in any way diminish or augment any rights of Participants to pursue their rights as general creditors o[ the Company with respect to the payments to which they arc entitled under the Plan.

     3.4 RESUMPTION OF PAYMENTS. The Trustee shall resume payments to a Participant only after the Trustee has determined that the Company is not insolvent (or is no longer insolvent, if the Trustee initially determined the Company to be insolvent). Upon resumption of payments, the first payment shall include the aggregate amount of all payments that would have been made to the Participant in accordance with the Plan during the period payments were discontinued (together with interest at the rate credited on amounts deferred under the Plan or, if no such rate is specified, at a rate equal to the prime rate as published in the Wall Street Journal from time to time), less the aggregate amount of any payments made to such Participant by the Company in lieu of the payments provided for hereunder.

                                   ARTICLE IV

                            GENERAL DUTIES OF TRUSTEE

     4.1 INVESTMENT OF TRUST FUND. Before a Change in Control, the Trustee shall invest the principal of the Trust Fund and any earnings thereon in accordance with such investment objectives, policies and restrictions as the Company may from time to time communicate to the Trustee, or, if the Company has appointed an investment manager or managers to direct the investment of some or all of the assets of the Trust Fund, in accordance with the directions of such investment manager. The Trustee is authorized to invest the assets of the trust in a common, collective or pooled trust fund maintained by the Trustee. The Trustee shall have no duty to inquire into or review the investment objectives, policies, or restrictions, or the investments made pursuant to the directions of an investment manager. However, assets held in trust shall not be invested in securities or obligations issued by the Company or its subsidiaries. Following a Change in Control, the Trustee shall invest the assets of the Trust Fund as it determines in its sole discretion, in any form of tangible or intangible property, real or personal, or in the securities or obligations of any form of enterprise wherever it may be located (other than in securities or obligations of the Company or its subsidiaries.)

     4.2 DISPOSITION OF TRUST FUND. At all times during the continuance of the trust, all principal amounts contributed to the trust and all interest thereon, net of expenses, will, unless paid as distributions to Participants under
Section 3.1 or to creditors of the Company under Section 3.3, be accumulated and reinvested for the purposes provided herein. Except as provided in Section 3.3 or Section 7.2, the Company shall not have the right or power to direct the Trustee to return to the Company or to direct to others any of the trust assets before all payments have been made to Participants for whom the Company has an obligation to make payments under the Plan. Upon payment of all such amounts, the Trustee shall return to the Company all amounts, if any, then remaining in the Trust allocable to Participants for whom the Company had an obligation to make payments under the Plan.

     4.3 ACCOUNTING. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions of the trust, including such specific records as shall be agreed upon in writing between the Company and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by the Company and the accounts, books and records relating to Participants for whom the Company has an obligation to make payments under the Plan shall be open to inspection and audit at all reasonable times by the Company. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions of the trust, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     4.4 RESPONSIBILITY OF TRUSTEE. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action reasonably taken in accordance with a written direction, request, or approval given by the Company or by an investment manager appointed by the Company that is contemplated by and complies with the terms of this Agreement, including distributions made in accordance with the Plan and to that extent shall be relieved of the prudent person rule for investments.

         4.5 CONSULTATION WITH LEGAL COUNSEL. The Trustee may consult with legal counsel (who may also be counsel for the Trustee generally or counsel to the Company) with respect to any of its duties or obligations hereunder, including any determination as to whether a Change in Control has occurred or as to whether the Company is insolvent, and shall not be held responsible for acting or refraining from acting in accordance with the advice of any such counsel selected with reasonable care.

     4.6 AGENTS, ETC. The Trustee may hire such agents, legal counsel, accountants, actuaries, investment managers and financial consultants as may be reasonably necessary to administer the trust.

     4.7 POWERS OF TRUSTEE. The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.

                                    ARTICLE V

                      COMPENSATION AND EXPENSES OF TRUSTEE

     5.1 ENTITLEMENT TO COMPENSATION. The Trustee shall be entitled to receive such reasonable compensation for its services as the Company and the Trustee agree upon in writing. The Trustee shall also be entitled to receive its reasonable expenses incurred with respect to the administration of the trust and any taxes required to be paid by the Trustee in respect of the trust.

     5.2 PAYMENT OF COMPENSATION AND EXPENSES. All such compensation and expenses shall be paid proportionately by the Company based on the value of the benefits payable to Participants for whom the Company has an obligation to make payments under the Plan, but if not paid by the Company shall be a charge against and may be paid from the assets of the trust allocable to such Participants. In the event compensation and expenses are paid from the trust, the Company shall reimburse the trust for any amounts so paid, together with interest and any attorneys' fees and other expenses incurred in obtaining such reimbursement.

                                   ARTICLE VI

                   RESIGNATION AND REMOVAL: SUCCESSOR TRUSTEE

     6.1 REMOVAL OR RESIGNATION BEFORE CHANGE IN CONTROL. Before a Change in Control, the Trustee may be removed at any time by the Company, or may resign, in either case by at least 30 days' advance notice in writing (unless the parties waive such notice or agree to a shorter notice period). In the event of such removal or resignation, the Company shall appoint a new Trustee, independent and not subject to the control of either the Company or any Participant.

     6.2 REMOVAL OR RESIGNATION FOLLOWING CHANGE IN CONTROL. Following a Change in Control, the Trustee cannot be removed by the Company. If the Trustee resigns following a Change in Control, the Trustee shall either appoint a successor Trustee (which shall be independent and not subject to the control of either the Company or any Participant) or obtain appointment of such a Trustee by court order.

     6.3 SUCCESSOR TRUSTEE. Upon accepting an appointment, a successor Trustee shall have the same powers, authority, duties and responsibilities as those conferred and imposed upon the Trustee hereunder and all property of the Trust Fund shall be assigned, transferred and paid over to the successor Trustee together with copies of the records of the Trust Fund. A transfer of property to a successor Trustee shall not operate as a waiver by a predecessor Trustee of any right, claim or demand it may have with respect to fees, expenses or otherwise. No Trustee shall be liable or responsible for anything done or omitted in the administration of the Trust Fund before it became a Trustee or after it ceases to be a Trustee.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

     7.1 AMENDMENT. Except as provided in Section 7.2, this Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company, provided that following a Change in Control no amendment may be made that would materially adversely affect the rights of Participants.

     7.2 REVOCABILITY. The trust shall be irrevocable. However, if at any time before a Change in Control, the Company obtains an opinion of counsel, acceptable to the Company and the Trustee, that any Plan would be deemed "funded" for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, by reason of the trust, or that amounts held in the trust or contributed thereto, or earnings thereon, would be includable in the income of Participants before distribution to them from the trust, the trust shall become revocable. Any revocation shall be accomplished by written notice thereof from the Company to the Trustee. Upon receipt of such a notice of revocation, the Trustee shall deliver the assets of the trust to the Company.

     7.3 TERMINATION. The trust shall not terminate until the date on which the last Participant ceases to be entitled to benefits payable under the trust, unless sooner revoked in accordance with Section 7.2; provided, however, that the trust shall terminate no later than 21 years following the death of all individuals who were Participants in the Plan on the date hereof (and their respective beneficiaries as of such date).

     7.4  EFFECT OF TERMINATION. Upon termination of the trust as provided in
Section 7.3 or upon revocation of the trust under Section 7.2, any assets remaining in the trust shall be returned to the Company.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.1 SEVERABILITY. Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

     8.2 ALIENATION. To the extent permitted by law, benefits to Participants under this Agreement may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, and no benefit actually paid to a Participant by the Trustee shall be subject to any claim for repayment by the Company or the Trustee.

     8.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts.

     8.4 ENTIRE AGREEMENT. This trust agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto and respect to the subject matter hereof.

          IN WITNESS WHEREOF, the Company and the Trustee have executed this Agreement as of the date first written above.

                         CHASE CORPORATION


                         By: /s/  Peter R. Chase
                            -------------------------------
                             President and CEO


                             /s/   George M. Hughes
                         ----------------------------------
                         George M. Hughes, as Trustee and not individually